CERTIFICATE
                            DIAMOND SHAMROCK, INC.


     I, JERRY D. KING, Secretary of DIAMOND SHAMROCK, INC., a Delaware corporation, and custodian of the books and records of said corporation, do hereby certify that the following resolutions were duly adopted by the Board of Directors of said corporation on October 3, 1995, and that said resolutions are in full force in effect.

     RESOLVED that the Diamond Shamrock, Inc. Nonqualified 401(k)
     Plan in the form presented to the Board of Directors of the Corporation be, and hereby is, adopted by the Corporation.

     RESOLVED that the appropriate officers of the Corporation be, and they hereby are, authorized to execute such plan and any amendments subject to such changes as may in their or his judgment, or in the judgment of the Compensation Committee, be necessary, appropriate or desirable, and any such action taken or any document executed and delivered by them or any of them shall be conclusive evidence of their or his authority to take, execute and deliver the same.

     RESOLVED that the appropriate officers of the Corporation be, and hereby they are, authorized and directed on behalf of the Corporation to prepare, execute and file with the Securities and Exchange Commission a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 100,000 shares of Common Stock (the "Shares") of the Corporation for issuance pursuant to the Nonqualified 401(k) Plan, and $3,000,000 of Deferred Compensation Obligations which represent unsecured obligations of the Corporation to pay deferred compensation in the future in accordance with the terms of the plan, and to file such amendments thereto as may, in the opinion of the officers executing the same on behalf of the Corporation, be necessary or proper to effect the registration of such Shares and Deferred Compensation Obligations under the 1933 Act, and to cause to be filed with the Securities and Exchange Commission all such post-effective amendments, additional papers, prospectuses, undertakings and documents as may be necessary or advisable in order to make such registration statement effective, to comply with the provisions of the 1933 Act, and to comply with any undertakings of the Corporation made in connection with such registration.

     RESOLVED that Timothy J. Fretthold and Jerry D. King, or either of them, be and hereby are designated to act on behalf of the Corporation as its agent or agents for service in respect of matters concerning the Registration Statements relating to the Shares with the powers enumerated in Rule 487 of the Rules and Regulations of the Securities and Exchange Commission.

     RESOLVED that the name of any officer or director of the Corporation signing the Registration Statements (and any amendments thereto) on its behalf may be signed pursuant to a power of attorney duly executed and delivered by the officer or director whose name is so signed.

     RESOLVED that the proper officers and employees of the Corporation be, and hereby they are, authorized and directed in the name and on behalf of the Corporation to take any and all action which they in their discretion may deem necessary or advisable in order to register or qualify the Shares and the Deferred Compensation Obligations, or any number thereof, issued pursuant to such Nonqualified 401(k) Plan, for issuance and sale under the securities laws of any of the states of the United States of America, or to take any and all other action which they in their discretion may deem necessary or advisable in order to register or license the Corporation as a dealer or broker in securities in any such state or to secure permission for the Corporation to issue such Shares and Deferred Compensation Obligations pursuant to such Nonqualified 401(k) Plan and in connection with such applications, registrations or qualifications to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuance, covenants, certified copies of resolution, powers of attorney, consents to service of process and any and all other papers or instruments as may be required under the laws of any such state, and to take any and all other action which they deem necessary or advisable in order to maintain such registration or qualification for as long as they deem to be in the best interest of the Corporation or in order to cancel such registration or qualification if and when they deem such cancellation to be in the best interest of the Corporation.

     RESOLVED that if, in any state in which any application, statement, notice or other instrument is required for the purpose of registering or qualifying the Shares and the Deferred Compensation Obligations issued pursuant to the Nonqualified 401(k) Plan for offering or sale or to register or license the Corporation as a dealer or broker in securities, a prescribed form of resolution or resolutions relating to such offering or sale or to any application, statement, notice or other instrument in connection is required, each such preamble and resolution shall be deemed to have been, and hereby is, adopted by this Board of Directors and the Secretary of the Corporation is hereby authorized and directed to certify any such preamble or resolution as though the same were now presented to this meeting, all such preambles and resolutions to be inserted in the Minute Book following the minutes of this meeting.

     RESOLVED that the appropriate officers of the Corporation be, and hereby they are, authorized and directed to prepare, execute and file with the New York Stock Exchange listing applications, listing fee agreements and listing agreements with respect to the listing on such exchange, upon official notice of issuance of the Shares issued from time to time under and pursuant to the provisions of such Nonqualified 401(k) Plan, and the proper officers of the Corporation be, and hereby they are, authorized and empowered to cause such listing applications to be amended and modified to the extent that the officers executing the same may deem necessary or proper and to cause to be filed with such exchange, all additional papers, undertakings, agreements and documents as may be necessary or advisable in order to cause such exchange to list those Shares.

     RESOLVED that Timothy J. Fretthold and Jerry D. King, and either of them be, and hereby they are, authorized to appear if necessary or advisable before officials of such exchange, with authority to make changes in the listing applications relating to the Shares to be issued under and pursuant to the provisions of such Nonqualified 401(k) Plan and take such steps as may be necessary to effect the listing of the Shares on such exchange.

     RESOLVED that the Corporation's Transfer Agent be, and hereby it is duly authorized to either (a) issue or (b) transfer from the Corporation's treasury as may be authorized in the manner provided below, and that the Corporation's Registrar be and hereby it is duly authorized to register certificates of Common Stock of this Corporation issued or transferred from the Corporation's treasury pursuant to the terms of such Nonqualified 401(k) Plan, upon written certification and authorization by the Chief Executive Officer, any Vice President or the Secretary of the Corporation that Shares were issued thereunder to each director or employee designated in such certification, that each such director or employee is entitled to receive the number of shares specified in such certification and that shares of Common Stock therefore are to be either issued or transferred from the Corporation's treasury, as the case may be.

     RESOLVED that the appropriate officers and employees of the Corporation be, and hereby they are, authorized and directed to take any and all further action and do any and all other things that may be necessary, proper or advisable to effectuate the foregoing resolutions.

     RESOLVED that such further specific resolutions as may be required in connection with the approval of the Nonqualified 401(k) Plan as contemplated above be, and hereby they are, deemed adopted and such resolutions may be certified by the Secretary of the Corporation as having been adopted by the Board of Directors provided that a copy thereof is inserted in the Minute Book following the minutes of this meeting.

IN WITNESS WHEREOF, I have set my hand and the seal of this corporation upon this 27th day of November, 1995.


                              /s/ Jerry D. King

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